UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

INNOVA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 12, 2006, our Board of Directors appointed Rick Wynns as a director of Innova Holdings, Inc. There are no understandings or arrangements between Mr. Wynns and any other person pursuant to which Mr. Wynns was selected as a director. Mr. Wynns does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Richard K. Wynns is a successful businessman, owning one of the most flourishing State Farm Insurance Agencies in the country for 26 years. Currently his business has over 5,000 households as customers, representing nearly 12,000 accounts, all of this from a customer base of virtually nothing at the start of his insurance career. This was accomplished by excellent sales and marketing skills, both direct and telephone. Mr. Wynns graduated from the University of South Florida with a Bachelor of Science degree.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA HOLDINGS, INC.

Date: July 17, 2006	/s/ Walter K. Weisel
Walter K. Weisel
Chief Executive Officer